Exhibit 24


                            SPECIAL POWER OF ATTORNEY

         The undersigned constitute and appoint James G. Brewer their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this power of attorney has been signed by the following persons in the capacities and on the date indicated:

Signature               Title                                Date

/s/ James G. Brewer     President, Chief Executive           September 20, 2002
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James G. Brewer         Officer,
                        Secretary, and Director

/s/ James L. Hancock    Director                             September 20, 2002
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James L. Hancock